Al Blackstone Real Estate Income Fund & Blackstone Real Estate Income Fund II Application forms are due 7 business days before the end of the month. The subscription amount and the applicable placement fee amount must be available in the client’s MSSB account 5 business days before the end of the month. 1. MSSB Client’s account number A. Initial investment Add on purchase (only need to fill out sections 2, 5 and 9 below)Select the fund in which the client is seeking to invest (hereinafter, the “Fund”) Blackstone Real Estate Income Fund (BROKERAGE ACCOUNTS ONLY) Blackstone Real Estate Income Fund II (CONSULTING/ADVISORY ACCOUNTS ONLY) 2. Select your account type (Please fill out EITHER 2A or 2B below) A. Individual account (To be filled out in conjunction with section 9B) Primary owner’s name (First, M.I., Last) Joint owner’s name (First, M.I., Last) Primary owner’s social security number Joint owner’s social security number - - - - Primary owner’s date of birth (MM/DD/YYYY) Joint owner’s date of birth (MM/DD/YYYY) / / / / Please select account type below: Tenants in Common Joint Tenants (with Rights of Survivorship) Individual Please check to indicate if the primary account owner is a current Morgan Stanley Smith Barney employee B. Non-individual (including participant-directed ERISA plans and retirement accounts, including IRAs, IRA rollovers, and account 401(k) accounts) (To be filled out in conjunction with section 9C) For taxable accounts only select entity type: For tax-exempt and tax-deferred accounts only select entity type: Corporation 401(k) Trusts (GRATs, CRATs) C-Corp S-Corp If a Trust, please select one: Partnership 403(b) Irrevocable Trusts (GRATs, CRATs) IRA Revocable If a Trust, please select one: Roth IRA Irrevocable Revocable Other: Other: BREIF-SUB-05-2016 1 **If the account is in more than one name, refer to instructions for line one of the IRS form W-9 and the chart on page 4 of the guidelines on whose number to enter. (see Part I of the form W-9, “Taxpayer Identification Number (TIN).

Full name of entity Social security number or tax ID Date of formation or date of birth (MM/DD/YYYY) (all entities, including Authorized individual’s name (First, M.I., Last) participant-directed ERISA plans, retirement accounts, IRAs, IRA rollovers and 401(k) accounts) / / For all IRA accounts (including Roth and rollover): IRA Custodian name This section is to be completed by MSSB Alternative Investments Operations - IRA Custodian tax ID: 3. Primary account address Street address (DO NOT USE P.O. BOX) Apartment/suite number City State Zip Telephone Number Fax Number ( ) - ( ) - Email Address @ Mailing address (if different from primary account address) Street address Apartment/suite number City State Zip 4. Your Financial Advisor should complete this section Financial Advisor’s name (First, M.I., Last) Financial Advisor number Branch telephone number Branch fax number ( ) - ( ) - Branch street address (DO NOT USE P.O. BOX) Branch suite number City State Zip Email Address @ 2

5.	Investor qualification and certification

A.	Eligible Investor Certification

The undersigned hereby certifies that the undersigned is an eligible investor (“Eligible Investor”) at the time of the undersigned’s investment in Blackstone Real Estate Income Fund or Blackstone Real Estate Income Fund II (each, a “Fund”) because the undersigned satisfies one or more of the following categories of Eligible Investors. Please select from letters (a)—(c) and write corresponding letter(s) inside the box provided.

Indicate which Eligible Investor category the undersigned satisfies (write corresponding letter(s) inside the box provided):

(a)	The undersigned is a natural person who, or a company that, immediately after entering into this Agreement has at least $1,000,000 under the management of Blackstone Real Estate Income Advisors L.L.C. (the “Adviser”).

(b)	The undersigned is a natural person who, or a company that, the Adviser reasonably believes, immediately prior to entering into the Agreement, either:

a.	Has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,100,000 at the time this Agreement is entered into; or

b.	Is a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended at the time the contract is entered into

(c)	The undersigned is natural person who immediately prior to entering into the contract is:

a.	An executive officer, director, trustee, general partner, or person serving in a similar capacity, of the Adviser; or

b.	An employee of the Adviser (other than an employee performing solely clerical, secretarial or administrative functions with regard to the investment adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of such investment adviser, provided that such employee has been performing such functions and duties for or on behalf of the Adviser, or substantially similar functions or duties for or on behalf of another company for at least 12 months.

B.	Other Certifications

The undersigned understands that it may be a violation of state and federal law for the undersigned to provide this certification if it knows that it is not true. The undersigned has read the Fund’s most recently updated prospectus, statement of additional information and any appendices thereto (referred to herein as “prospectus”), including the investor qualification and investor suitability provisions, as contained therein. The undersigned understands that an investment in the Fund involves a considerable amount of risk and that some or all of the investment may be lost. The undersigned understands that an investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the investment and should be viewed as a long-term investment.

The undersigned has carefully read, understands and agrees to the Fund’s limits on transferability and withdrawal and forced redemption provisions set forth in the “Repurchases and Transfers of Shares” section of the prospectus.

The undersigned agrees to indemnify and hold harmless the Fund, the Trustees of the Fund, the Adviser, each other shareholder of the Fund and their respective affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer of the Shares made by undersgined in violation of the provisions described under “Repurchases and Transfers of Shares” in the prospectus or any misrepresentation made by undersigned in connection with any transfer of the Shares.

If the undersigned is a fiduciary (a “Fiduciary”), as defined in section 3(21) of the Employee Retirement Income Security Act of 1974 “ERISA,” of an employee benefit plan within the meaning of such act (a “Benefit Plan”) executing this application on behalf of such Benefit Plan, the undersigned represents and warrants that the undersigned has considered the following with respect to the Benefit Plan’s investment in the Fund and has determined that, in review of such considerations, the investment is consistent with the Fiduciary’s responsibilities under ERISA: (i) the fiduciary investment standards under ERISA in the context of the Benefit Plan’s particular circumstances; (ii) the permissibility of an investment in the Fund under the documents governing the Benefit Plan and the Fiduciary; and (iii) the risks associated with an investment in the Fund and the fact that the Benefit Plan may be unable to redeem the investment, although the Fund may repurchase the investment at certain times and under certain conditions set forth in the prospectus.

The undersigned is not a retirement, pension or similar plan or trust (collectively, a “Pension Plan”) which is established by a state, or a municipality of such state, that prohibits the use of placement agents or finders in connection with investments by such state’s or municipality’s Pension Plans.

If the undersigned is signing on behalf of an entity, the undersigned represents and warrants that the undersigned is duly authorized to execute this account application and to conduct transactions in this account on behalf of that entity.

The undersigned is purchasing Shares for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

The undersigned authorizes the Fund to use other sources of information, including obtaining a credit report or other financial responsibility report about the undersigned, at any time to verify the information provided herein and to determine the identity of the owners of the account. The undersigned understands that, upon written request, the Fund will provide the undersigned the name and address of any such credit agency used.

The undersigned understands that the Shares of the Fund are not deposits or obligations of any bank, are not guaranteed by any bank, are not insured by the FDIC or any other agency and involve investment risks, including possible loss of the principal amount invested.

All information provided herein is true, accurate and complete, and may be relied upon by the Fund until otherwise notified. The undersigned agrees to (1) notify Blackstone Advisory Partners L.P. (“Blackstone”) by calling 855-890-7725 and Morgan Stanley Smith Barney and (2) promptly contact Blackstone and Morgan Stanley Smith Barney in writing whenever there has been a change that would affect the representations or account information provided herein.

If the undersigned is purchasing Shares to be held within a brokerage account, any proceeds from future tenders for repurchase will generally need to be returned to that brokerage account. In any event, the undersigned understands that the tender offer documents will provide further detail of any options that may be available to the undersigned in connection with such repurchase offers.

The undersigned understands that the undersigned’s Financial Advisor may receive compensation with respect to clients that have invested in the Fund for as long as such clients remain invested in the Fund. Undersigned’s investment may be subject to a sales charge of up to 3% of undersigned’s subscription amount (including any additional subscriptions as described in Section 9), which will not constitute assets of the Fund, but will be payable by undersigned in addition to the undersigned’s subscription amount and which will be retained by Morgan Stanley Smith Barney.

By signing below, the undersigned understands that the Fund and its affiliates are relying on the certification and agreements made herein in determining the undersigned’s qualification and suitability as an investor in the Fund. The undersigned understands that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make the certifications herein, and agrees to indemnify the Fund, the Adviser, the Trustees of the Fund and/or any of their affiliates and hold harmless from any liability that the Fund, the Adviser, the Trustees of the Fund and/or any of their affiliates may incur as a result of this certification being untrue in any respect.

By signing below, the undersigned hereby executes as a shareholder and agrees to be bound by the Fund’s policies as disclosed in the Fund’s organizational and disclosure documents.

By signing below, the undersigned elects to use First in, First Out (“FIFO”) cost basis calculation, in which the oldest Shares purchased are first repurchased. To change the FIFO designation, the undersigned will contact his or her Financial Advisor.

The undersigned hereby acknowledges and agrees that, without the consent of the Adviser, the Fund’s investment adviser, the undersigned shall not (a) reproduce or distribute any information relating to the Fund, in whole or in part, or (b) disclose or cause to be disclosed any such information to any person nor use any such information for its own purposes or its own account, except in connection with its investment in the Fund and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the undersigned (and each employee, representative, or other agent of the undersigned) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of (i) the Fund and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the undersigned relating to such tax treatment and tax structure.

6.	Distribution options

All distributions from the Fund are automatically reinvested in the Fund under the Fund’s Dividend Reinvestment Plan (DRP) unless you opt out of the DRP. You must check the box below to opt out of the DRP and identify the bank account to which you would like distributions.

I wish to opt out of the DRP and choose Wire Transfer of distributions into my MSSB account.

If you would like to subsequently change your opt out status, you must contact your Financial Advisor.

7.	Electronic Delivery Agreement

To receive the Fund’s prospectus, annual and semi-annual reports and tender offer documents electronically rather than through the U.S. mail, you must check the box below to indicate your consent to electronic delivery. You may revoke this consent at any time. By consenting to electronic delivery, you will receive all documents electronically (except account statements) as they become available in electronic form. Documents filed with the Securities and Exchange Commission and available on www.sec.gov will be deemed to satisfy the Fund’s electronic notice and delivery obligations in this section. Currently, tax forms are delivered by U.S. mail regardless of whether or not you consent to electronic delivery.

Notification of Availability of Prospectuses, Financial Reports, Tender Offer Documents and Other Documents. The Fund or its designee will notify you by e-mail (at the email address stated in Section 3 above) when a regulatory document related to your shares of the Fund is available. These documents may include communications from the Fund or third parties. These documents include, but are not limited to, prospectuses, quarterly, semi-annual or annual shareholder reports, proxy statements, tender offer documents, and legal and regulatory notices and documents. If any documents are not made available electronically, you will receive the printed documents.

Changing Selection or Revoking Consent.   Your election and consent is effective until further notice by the Fund or revocation by you. You may verify, change, or revoke your selection by contacting your Financial Advisor. Please note that if you revoke your consent to electronic delivery, this may result in all documents being mailed to you in paper. You may also update your e-mail address by contacting your Financial Advisor.

Information on Systems Requirements.   To participate in the electronic delivery program and receive all necessary documentation, you must have a valid e-mail address on record and Internet access via a browser that is JavaScript- enabled. Electronic delivery is provided free of charge; however, your online service provider may apply a charge. An email notifying you when a document is available may contain a link to the document. You will need the ability to access the internet via this link to access the document. Documents may be provided in either Hyper Text Markup Language (HTML) or Portable Document Format (PDF). In order to access PDF documents, you must have Adobe Acrobat Reader software. This software is available for download at no cost at www.adobe.com. Downloading time may be slow. If you do not have the ability to access and retain both PDF and HTML documents, do not consent to electronic delivery. By consenting, you confirm that your personal computer is equipped with the Adobe Acrobat Reader.

Electronic Delivery Restrictions.   For joint accounts, only one owner is required to consent, change or revoke electronic delivery of documents. For trust accounts, generally all trustees on an account must consent to initiate electronic delivery.

I HEREBY CONSENT TO THE TERMS OF ELECTRONIC DELIVERY AS DESCRIBED ABOVE:

(Email address must be provided in Section 3)

8.	Substitute W-9 and Backup Withholding Certification

A.	Taxpayer Identification Number Certification:

Under penalties of perjury, I certify that:

1.	The number shown in Section 2(b) hereof is my correct taxpayer identification number.

2.	I am not subject to backup withholding because I am exempt from backup withholding or I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends; or the IRS has notified me that I am no longer subject to backup withholding.

3.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

4.	I am a U.S. citizen or other U.S. person (as defined in the General Instructions to Form W-9)”. (see Part II of the form W-9, “Certification”).

Certification instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Subscriber Signature Required:

DATE:

9. Signature ) (Please fill in section 9A below. Depending on your selection in Section 2, please fill out EITHER 9B or 9C.
A. Subscription amount (Do not include any applicable sales load in the box below)
$
Sales Load on Subscription Amount* (BROKERAGE ACCOUNTS ONLY, NOT APPLICABLE FOR CONSULTING/ADVISORY ACCOUNTS)
Blackstone Real Estate Income Fund:
Up to U.S. $249,999 3.00%
U.S. $250,000 – $999,999 2.00%
U.S. $1,000,000 and above 1.00%
$
Blackstone Real Estate Income Fund II: No sales load
*The Sales Load may be waived or modified at the discretion of Blackstone and/or Morgan Stanley Smith Barney and is expected to be waived for qualified consulting clients.
B. Individual account (If you completed section 2A, please complete section 9B below)
Signature of primary owner Signature of joint owner
Name of Primary owner Name of joint owner
Date (MM/DD/YYYY) Date (MM/DD/YYYY)
/ / / /
C. Non-individual account (including participant-directed ERISA plans and retirement accounts) (If you completed section 2B, please complete section 9C below)
ACCEPTANCE OF INVESTMENTS ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BYTHE ADVISER OR MORGAN STANLEY SMITH BARNEY LLC THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.
The undersigned, Fiduciary, or other representative hereby certifies and warrants that: (a) he/she has full power and authority from or on behalf of the plan or account named below (i) to complete, execute, and deliver this application form; and (ii) to make the statements, representations, and warranties made herein; and (b) the investment in the Fund specified is authorized under applicable law and the governing documents of the plan or account, and has been affirmatively authorized under any applicable procedures, and is legally permissible.
Full name of Plan or account Signature of authorized person
Name and Title of authorized person Date (MM/DD/YYYY)
/ /
NOT FDIC INSURED OFFER NO BANK GUARANTEE MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY NOT A DEPOSIT

Blackstone
Blackstone Registered Funds Privacy Notice
Rev February, 2015
FACTS WHAT DO BLACKSTONE REGISTERED FUNDS DO WITH YOUR PERSONAL INFORMATION?
Why? Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What? The types of personal information we collect and share depend on the product or service you have with us. This information can include:
Social Security number and income
Assets and investment experience
Risk tolerance and transaction history
How? All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Blackstone Registered Funds (as defined below) choose to share; and whether you can limit this sharing.
Reasons we can share your personal information Do Blackstone Registered Funds share? Can you limit this sharing?
For our everyday business purposes—
such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus Yes No
For our marketing purposes—
to offer our products and services to you Yes No
For joint marketing with other financial companies No We don’t share
For our affiliates’ everyday business purposes—
information about your transactions and experiences No We don’t share
For our affiliates’ everyday business purposes—
information about your creditworthiness No We don’t share
For our affiliates to market to you No We don’t share
For nonaffiliates to market to you No We don’t share
Questions? Email us at GLB.privacy@blackstone.com

Who we are
Who is providing this notice?
Blackstone Registered Funds include Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II, Blackstone Real Estate Income Fund, Blackstone Real Estate Income Fund II, and Blackstone Alternative Investment Funds, on behalf of its series Blackstone Alternative Multi-Manager Fund and Blackstone Alternative Multi-Strategy Fund
What we do
How do Blackstone Registered Funds protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How do Blackstone Registered Funds collect my personal information?
We collect your personal information, for example, when you:
open an account or give us your income information
provide employment information or give us your contact information tell us about your investment or retirement portfolio
We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.
Why can’t I limit all sharing?
Federal law gives you the right to limit only:
sharing for affiliates’ everyday business purposes—information about your creditworthiness affiliates from using your information to market to you
sharing for nonaffiliates to market to you
State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.
What happens when I limit sharing for an account I hold jointly with someone else? Your choices will apply to everyone on your account—unless you tell us otherwise.
Definitions
Affiliates Companies related by common ownership or control. They can be financial and nonfinancial companies.
Our affiliates include companies with a Blackstone name and financial companies such as GSO Capital Partners LP and Strategic Partners Fund Solutions.
Nonaffiliates Companies not related by common ownership or control. They can be financial and nonfinancial companies. Blackstone Registered Funds do not share with nonaffiliates so they can market to you.
Joint marketing A formal agreement between nonaffiliated financial companies that together market financial products or services to you.
Our joint marketing partners include financial services companies.
Other important information
California Residents—In accordance with California law, we will not share information we collect about California residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will also limit the sharing of information about you with our affiliates to the extent required by applicable California law.
Vermont Residents—In accordance with Vermont law, we will not share information we collect about Vermont residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will not share creditworthiness information about Vermont residents among Blackstone
Registered Funds’ affiliates except with the authorization or consent of the Vermont resident.